Exhibit 99.1

Innovative Solutions & Support, Inc. To Review Christopher Harborne Non-Binding Indication of Interest

EXTON, Pa. – May 29, 2024 – (BUSINESS WIRE) Innovative Solutions & Support, Inc. (“IS&S” or the “Company”) (NASDAQ: ISSC) today acknowledged its receipt of an unsolicited, non-binding indication of interest to make a proposal from Christopher Harborne (the “Non-Binding Indication of Interest”). The Non-Binding Indication of Interest contemplates a transaction in which Mr. Harborne would acquire all of the shares of the Company’s common stock not already owned by Mr. Harborne at a price of $7.25 per share in cash. Per its terms, the Non-Binding Indication of Interest is also subject to negotiation, due diligence, execution of definitive agreements, and clearance under applicable antitrust and other laws, among other contingencies. Consistent with its fiduciary duties, and in consultation with financial, legal and other advisors, the Board of Directors of IS&S will carefully review the Non-Binding Indication of Interest to determine a course of action that it believes is in the best interests of the Company and its stakeholders.

IS&S shareholders need take no action at this time. The Company does not intend to comment further on the Non-Binding Indication of Interest until the Board has completed its review.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, Pa., Innovative Solutions & Support, Inc. (www.innovative-ss.com) is a systems integrator that designs and manufactures flight guidance and cockpit display systems for Original Equipment Manufacturers (OEMs) and retrofit applications. The Company supplies integrated Flight Management Systems (FMS), Auto-Throttle Systems and advanced GPS receivers for precision low carbon footprint navigation.

FORWARD LOOKING STATEMENT DISCLAIMER

In addition to the historical information contained herein, this press release contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In this press release, the words “anticipates,” “believes,” “may,” “will,” “intend” and similar expressions, as they relate to the business or to its management, are intended to identify forward-looking statements, but they are not exclusive means of identifying them. All forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions, risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the Company’s ability to efficiently integrate acquired and licensed product lines, including the Honeywell product lines, into its operations; a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the economic and business environments in which the Company operates. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2023, and subsequent reports filed with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.